Execution Copy

JOINDER TO CREDIT AGREEMENT

THIS JOINDER TO CREDIT AGREEMENT (this "Agreement"), dated as of March 28, 2008, is by and among TEXAS PETROCHEMICALS LP, a Texas limited partnership ("Company"), TEXAS BUTYLENE CHEMICAL CORPORATION, a Texas corporation (“Texas Butylene” and together with the Company, the "Borrowers"), the financial institutions signatory hereto in their capacity as Additional Commitment Lenders under and as defined in the Credit Agreement (as defined below), and DEUTSCHE BANK TRUST COMPANY AMERICAS, as administrative agent for the Lenders under and as defined in the Credit Agreement ("Administrative Agent"), with Deutsche Bank Securities Inc., as Lead Arranger for the Revolver Increase referenced herein.

BACKGROUND

A.           Borrowers, the Lenders, Administrative Agent and LaSalle Bank National Association, as Collateral Agent, are parties to that certain Revolving Credit Agreement dated as of June 27, 2006 (as amended, restated, supplemented or otherwise modified and in effect from time to time, the "Credit Agreement").

B.           Borrowers desire to increase the Total Commitments by $25,000,000 pursuant to Section 2.10 of the Credit Agreement (the "Revolver Increase").

AGREEMENT

NOW, THEREFORE, in consideration of the premises and of the mutual covenants contained herein, and other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows:

SECTION 1.                                DEFINED TERMS.  Unless otherwise defined herein, all capitalized terms used herein shall have the meanings given to them in the Credit Agreement.

SECTION 2.                                JOINDER AND COMMITMENT INCREASE.

(a)           Certain Lenders (each, an "Increasing Lender") agree to increase their respective Commitments on the Revolver Increase Amendment Effective Date (as defined below).  Certain financial institutions that were not previously Lenders but that are signatory hereto (each, an “Additional Lender”) agree to join the Credit Agreement as a “Lender” and to be bound by the terms and conditions of the Credit Agreement.  Pursuant to Section 2.10 of the Credit Agreement, the amount set forth opposite each Lender's name in the column headed "Commitment" on Annex I of the Credit Agreement is deemed amended and replaced with the amount set forth opposite such Lender's name in the column headed "Commitment" on the Annex I attached hereto, and a new row is added to the table in Annex I for each Additional Lender to read as set forth for each such Additional Lender on Annex I attached hereto, which annex reflects the new Commitments after giving effect to this clause.

(b)           On the Revolver Increase Effective Date, the Borrowers shall be deemed to have prepaid and reborrowed all outstanding Loans as of such date (with such borrowings to consist of Loans of the Types and with the Interest Periods (if applicable) specified in a notice delivered by the relevant Borrower(s) in accordance with the provisions of Section 2.2 of the Credit Agreement.  The relevant Borrowers (or Company on behalf of such Borrowers) shall pay to the relevant Lenders the amounts, if any, payable under Section 4.11 of the Credit Agreement as a result of such prepayment.

(c)           On the Revolver Increase Effective Date, each Additional Commitment Lender shall make available to Administrative Agent such amounts in immediately available funds as Administrative Agent shall determine, for the benefit of the Lenders that are not Additional Commitment Lenders, are necessary in order to cause each Lender to hold its Proportionate Share (after giving effect to the Revolver Increase and the application of such amounts to make payments to such Lenders) of the Loans and the participations in the Letters of Credit and Interim Advances.

SECTION 3.                                REPRESENTATIONS AND WARRANTIES.

(a)           Each Borrower represents and warrants that (i) it has full corporate (or equivalent) power and authority to enter into this Agreement and perform its obligations hereunder in accordance with the provisions hereof, (ii) this Agreement has been duly authorized, executed and delivered by such Borrower and (iii) this Agreement constitutes the legal, valid and binding obligation of such Borrower, enforceable against such Borrower in accordance with its terms, except to the extent that such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws generally affecting creditors' rights and by equitable principles (regardless of whether enforcement is sought in equity or law).

(b)           Each Borrower represents and warrants that (i) the representations and warranties contained in the Credit Agreement and each of the other Loan Documents are each true and correct in all material respects on and as of the Revolver Increase Effective Date to the same extent as though made on and as of that date, except to the extent such representations and warranties expressly relate to an earlier date, in which case they were true and correct in all material respects on and as of such earlier date, and  (ii) no Event of Default or Unmatured Event of Default has occurred and is continuing.

SECTION 4.                                CONDITIONS TO EFFECTIVENESS.  This Agreement and Revolver Increase shall become effective on the first Business Day (the "Revolver Increase Effective Date") each of the following conditions precedent is satisfied:

(a)           Execution and Delivery of Agreement. Administrative Agent (or its counsel) shall have received from (A) each Increasing Lender and each Additional Lender and (B) Borrowers either (i) a counterpart of this Agreement signed on behalf of such party or (ii) written evidence satisfactory to Administrative Agent (which may include telecopy transmission of a signed signature page of this Amendment) that such party has signed a counterpart of this Agreement.

(b)           Execution and Delivery of Officer's Certificate.  Administrative Agent shall have received a certificate of a Responsible Officer of Borrowers certifying that the representations and warranties set forth in Section 3 of the Agreement are true and correct in all material respects as of the Revolver Increase Effective Date except to the extent such representations and warranties are expressly made as of a specified date in which event such representations and warranties were true and correct in all material respects as of such specified date; no Event of Default or Unmatured Event of Default has occurred and is continuing after giving effect to the Agreement; and the conditions of Section 4 of the Agreement have been fully satisfied.

(c)           Reaffirmation Agreement.  Administrative Agent shall have received a duly executed copy of a Reaffirmation of Security Documents executed by each Credit Party other than Borrowers in form and substance reasonably acceptable to Administrative Agent.

(d)           Notes. Borrowers shall have duly executed and delivered to Administrative Agent, if requested, the Notes payable to the order of each applicable Lender listed on Schedule 1.1 hereto in the amount of their respective Commitments after giving effect to this Amendment, all of which shall be in full force and effect.

(e)           Opinion of Counsel.  Administrative Agent shall have received from Bracewell & Giuliani LLP, special counsel to the Credit Parties, an opinion addressed to Administrative Agent and each of the Lenders and dated the Revolver Increase Effective Date, which shall be in form and substance reasonably satisfactory to Administrative Agent;

(f)           Secretary's Certificates.  Administrative Agent shall have received from each Borrower a certificate, dated the Revolver Increase Effective Date, signed by the secretary or any assistant secretary of such Borrower, as to the incumbency and signature of the officers of each such Borrower executing this Agreement or any Note (in form and substance reasonably satisfactory to Administrative Agent) and any certificate or other document or instrument to be delivered pursuant hereto or thereto by or on behalf of such Borrower, together with evidence of the incumbency of such secretary or assistant secretary, and certifying as true and correct, attached copies of all Organizational Documents of such Borrower and the resolutions of such Borrower referred to in such certificate and all of the foregoing (including each Organizational Document) shall be reasonably satisfactory to Administrative Agent.

(g)           Good Standing.  Administrative Agent shall have received a good standing certificate or certificate of status or comparable certificate of each Borrower from the Secretary of State (or other governmental authority) of its state or province of organization.

(h)           Notice of Borrowing and Letter of Direction; Funds Flow Memorandum.  Administrative Agent shall have received a Notice of Borrowing meeting the requirements of Section 2.2(a)(i) and an executed letter of direction and funds flow memorandum in form and substance reasonably acceptable to Administrative Agent.

(i)           Litigation.  No action, suit or proceeding (including, without limitation, any inquiry or investigation) shall be pending or threatened against Company or any of its Subsidiaries with respect to the financing contemplated by the Credit Agreement or any documentation executed in connection therewith, unless such action suit or proceeding could not reasonably be expected to result in a Material Adverse Effect on Company and its Subsidiaries, taken as a whole, and no injunction or other restraining order shall have been issued or a hearing therefor be pending or noticed with respect to this Agreement or the transactions contemplated hereby or thereby.

(j)           Approvals.  All necessary governmental and material third party approvals and/or consents in connection with the transactions contemplated by this Agreement shall have been obtained and remain in effect.  The execution of the Agreement and the consummation of the transactions contemplated hereby shall not violate or conflict with any law, rule or regulation or any material agreement, contract or other obligation binding upon or affecting the property of Company or any of its Subsidiaries.  All Loans under the Credit Agreement shall be in full compliance with all applicable requirements, including, to the extent applicable, the rules and regulations of the Board of Governors of the Federal Reserve System.

(k)           Fees.  Company shall have paid (i) without duplication of amounts described in clause (iii) below, such fees to Administrative Agent for distribution to the Increasing Lenders and Additional Lenders as previously agreed by Company and Administrative Agent, (ii) to Administrative Agent and the Lenders all reasonable costs, fees and expenses (including, without limitation, reasonable legal fees and expenses of Winston & Strawn LLP and the reasonable costs, fees and expenses referred to in Section 5(a)) payable to Administrative Agent or any other collateral agent or trustee acting for the benefit of the Lenders, as the case may be, and the Lenders to the extent then due, and (iii) all fees due and payable pursuant to the Fee Letter dated March 12, 2008 between Company and Administrative Agent and Lead Arranger;

(l)           Representations and Warranties.  The representations and warranties contained in this Agreement, the Credit Agreement and the other Loan Documents shall each be true and correct in all material respects at and as of the Revolver Increase Effective Date as though made on and as of the Revolver Increase Effective Date (except to the extent such representations and warranties are expressly made as of a specified date in which event such representations and warranties shall be true and correct in all material respects as of such specified date).

(m)           No Defaults. No Unmatured Event of Default or Event of Default under the Credit Agreement shall have occurred and be continuing.

SECTION 5.                                MISCELLANEOUS.  The parties hereto hereby further agree as follows:

(a)           Costs, Expenses and Taxes.  Company hereby agrees to pay all reasonable fees, costs and expenses of Administrative Agent incurred in connection with the negotiation, preparation and execution of this Agreement and the transactions contemplated hereby.

(b)           Counterparts.  This Agreement may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same Agreement.

(c)           Headings.  Headings used in this Agreement are for convenience of reference only and shall not affect the construction of this Agreement.

(d)           Integration.  This Agreement and the Credit Agreement (as amended hereby) constitute the entire agreement among the parties hereto with respect to the subject matter hereof.

(e)           Governing Law. THIS AGREEMENT SHALL BE DEEMED TO BE A CONTRACT MADE UNDER THE LAWS OF THE STATE OF NEW YORK, AND FOR ALL PURPOSES SHALL BE CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS AND DECISIONS OF SAID STATE, INCLUDING SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW BUT EXCLUDING ALL OTHER CHOICE OF LAW AND CONFLICTS OF LAWS RULES.

(f)           Binding Effect.  This Agreement shall be binding upon, and inure to the benefit of, Borrowers, Administrative Agent, the Lenders and their respective successors and assigns; provided, however, that no Borrower may assign its rights or obligations hereunder or in connection herewith or any interest herein (voluntarily, by operation of law or otherwise) without the prior written consent of the Lenders.

(g)           Agreement; Waiver.  The parties hereto agree and acknowledge that nothing contained in this Agreement in any manner or respect limits or terminates any of the provisions of the Credit Agreement or any of the other Loan Documents other than as expressly set forth herein and further agree and acknowledge that the Credit Agreement (as amended hereby) and each of the other Loan Documents remain and continue in full force and effect and are hereby ratified and confirmed.  Except to the extent expressly set forth herein, the execution, delivery and effectiveness of this Agreement shall not operate as a waiver of any rights, power or remedy of the Lenders or Administrative Agent under the Credit Agreement or any other Loan Document, nor constitute a waiver of any provision of the Credit Agreement or any other Loan Document.  No delay on the part of any Lender or Administrative Agent in exercising any of their respective rights, remedies, powers and privileges under the Credit Agreement or any of the Loan Documents or partial or single exercise thereof, shall constitute a waiver thereof.  On and after the Revolver Increase Effective Date each reference in the Credit Agreement to "this Agreement," "hereunder," "hereof," "herein" or words of like import, and each reference to the Credit Agreement in the Loan Documents and all other documents delivered in connection with the Credit Agreement shall mean and be a reference to the Credit Agreement as deemed amended in connection with the Revolver Increase, pursuant to Section 2.10 of the Credit Agreement.  The Borrowers acknowledge and agree that this Agreement constitutes a "Loan Document" for purposes of the Credit Agreement.  None of the terms and conditions of this Agreement may be changed, waived, modified or varied in any manner, whatsoever, except in accordance with Section 12.1 of the Credit Agreement.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first written above.

TEXAS PETROCHEMICALS LP
By:  Texas Petrochemicals Inc., its General Partner

By: /s/ Ruth I. Dreessen
Name:  Ruth I. Dreessen
Title: Chief Financial Officer

TEXAS BUTYLENE CHEMICAL
CORPORATION

By:  /s/ Christopher A. Artzer
Name:  Christopher A. Artzer
Title:  Vice President and Secretary

DEUTSCHE BANK TRUST COMPANY AMERICAS,

in its individual capacity and as Administrative Agent

By:   /s/ Enrique Landaeta
Name:   Enrique Landaeta
Title:   Vice President

By:  /s/ Marguerite Sutton
Name:  Marguerite Sutton
Title:  Director

Texas Petrochemicals, LP
Signature Page to
Joinder to Revolving Credit Agreement

LASALLE BUSINESS CREDIT, LLC

By:  /s/ Elizabeth J. Mitchell
Name:  Elizabeth J. Mitchell
Title:  Assistant Vice President

Texas Petrochemicals, LP
Signature Page to
Joinder to Revolving Credit Agreement

CAPITAL ONE LEVERAGE FINANCE CORP., f/k/a North Fork Business Capital Corporation

By: /s/ Nick Malatestinic
Name:  Nick Malatestinic
Title:  VP, Team Leader

Texas Petrochemicals, LP
Signature Page to
Joinder to Revolving Credit Agreement

LLOYDS TSB BANK

By:  /s/ Jeremy Harrison
Name:  Jeremy Harrison
Title:  Director - ABL

Texas Petrochemicals, LP
Signature Page to
Joinder to Revolving Credit Agreement

Annex I

Lenders	Commitment
Deutsche Bank Trust Company Americas	$18,000,000
LaSalle Business Credit, LLC	$34,800,000
Wachovia Bank, N.A.	$25,000,000
Wells Fargo Foothill, LLC	$20,000,000
Capital One Leverage Finance Corp.	$12,200,000
Allied Irish Bank, p.l.c.	$15,000,000

Lender	Commitment	Domestic Lending Office	Eurocurrency Lending Office
Lloyds TSB Bank	$15,000,000	Provided separately to Administrative Agent	Provided separately to Administrative Agent